Calculation of Filing Fee Tables
S-3
HOST HOTELS & RESORTS, INC.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Equity	Common Stock, par value $0.01 per share	415(a)(6)	4,769,549		$ 43,082,372.10			S-3	333-264313	04/15/2022	$ 9,442.86
			Total Offering Amounts:				$ 43,082,372.10		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 9,442.86
			Net Fee Due:						$ 0.00
Offering Note
[1]	a. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-286435, except with respect to unsold securities that have been previously registered. b. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover any additional number of shares of common stock as may be issued from time to time as a result of stock splits, stock dividends or similar transactions. c. The securities registered hereby consist of 4,769,549 unsold shares of common stock previously registered pursuant to the registrant's registration statement on Form S-3 (Registration No. 333-264313) filed with the SEC on April 15, 2022 (the "First Prior Registration Statement"), which registered 18,064,506 shares of common stock. Pursuant to Rule 415(a)(6) under the Securities Act, registration fees for the securities registered pursuant to the First Prior Registration Statement were covered by the registrant's prior registration statement on Form S-3 (Registration No. 333-230903) filed with the SEC on April 16, 2019 (the "Second Prior Registration Statement"). Pursuant to Rule 415(a)(6) under the Securities Act, registration fees for the securities registered pursuant to the Second Prior Registration Statement were covered by the registrant's prior registration statement on Form S-3 (Registration No. 333-210809) filed on April 18, 2016 (the "Third Prior Registration Statement"). Pursuant to Rule 415(a)(6) under the Securities Act, registration fees for the securities registered pursuant to the Third Prior Registration Statement were covered by the registrant's prior registration statement on Form S-3 (Registration No. 333-188059) filed on April 22, 2013 (the "Fourth Prior Registration Statement"). Pursuant to Rule 415(a)(6) under the Securities Act, registration fees for the securities registered pursuant to the Fourth Prior Registration Statement were covered by the registrant's prior registration statement on Form S-3 (Registration No. 333-178118) filed on November 22, 2011 (the "Fifth Prior Registration Statement"). Pursuant to Rule 415(a)(6) under the Securities Act, registration fees for the securities registered pursuant to the Fifth Prior Registration Statement were covered by the registrant's prior registration statements on Form S-3, Registration No. 333-155690 for 17,684,400 shares of common stock (the "Sixth Prior Registration Statement") and Registration No. 333-171606 for 380,106 shares of common stock (the "Seventh Prior Registration Statement"). Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to the Sixth Prior Registration Statement consisted of (i) 16,859,003 shares of common stock previously registered on the registrant's registration statement on Form S-3 (Registration No. 333-93157) with respect to which the registrant previously paid a registration fee of $6,583.76, (ii) 213,385 shares of common stock previously registered on the registrant's registration statement on Form S-3 (Registration No. 333-31352) with respect to which the registrant previously paid a registration fee of $511.58, (iii) 585,777 shares of common stock previously registered on the registrant's registration statement on Form S-3 (Registration No. 333-40854) with respect to which the registrant previously paid a registration fee of $1,467.20 and (iv) 26,235 shares of common stock previously registered on the registrant's registration statement on Form S-3 (Registration No. 333-51946) with respect to which the registrant previously paid a registration fee of $82.00. The securities registered pursuant to the Seventh Prior Registration Statement consisted of 380,106 shares of common stock with respect to which the registrant paid a fee of $798.32. Pursuant to Rule 415(a)(6) and Rule 457(p) under the Securities Act, all of the $9,442.86 registration fee previously paid by the registrant in connection with such securities will continue to be applied to such securities, and the offering of the securities registered under the First Prior Registration Statement will be deemed terminated as of the date of the filing of this prospectus supplement.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Host Marriott Corporation	S-3	333-93157	12/21/1999		$ 6,583.76	Equity	Common Stock, $0.01 par value per share	3,564,046	$ 28,400,991.56
Fee Offset Claims	2	Host Marriott Corporation	S-3	333-31352	02/29/2000		$ 511.58	Equity	Common Stock, $0.01 par value per share	213,385	$ 1,937,803.00
Fee Offset Claims	3	Host Marriott Corporation	S-3	333-40854	07/05/2000		$ 1,467.20	Equity	Common Stock, $0.01 par value per share	585,777	$ 5,557,559.00
Fee Offset Claims	4	Host Marriott Corporation	S-3	333-51946	12/15/2000		$ 82.00	Equity	Common Stock, $0.01 par value per share	26,235	$ 309,901.00
Fee Offset Claims	5	Host Marriott Corporation	S-3	333-171606	01/07/2011		$ 798.32	Equity	Common Stock, $0.01 par value per share	380,106	$ 6,876,117.54
Fee Offset Sources	6	Host Marriott Corporation	S-3	333-93157		12/21/1999						$ 6,583.76
Fee Offset Sources	7	Host Marriott Corporation	S-3	333-31352		02/29/2000						$ 511.58
Fee Offset Sources	8	Host Marriott Corporation	S-3	333-40854		07/05/2000						$ 1,467.20
Fee Offset Sources	9	Host Marriott Corporation	S-3	333-51946		12/15/2000						$ 82.00
Fee Offset Sources	10	Host Marriott Corporation	S-3	333-171606		01/07/2011						$ 798.32
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
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[5]

Offset Note
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